UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2007

INNOVA ROBOTICS & AUTOMATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33231	95-4868120
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

15870 Pine Ridge Road, Fort Myers, Florida 33908
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (239) 466-0488

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On October 19, 2007, Innova Robotics and Automation, Inc. (the “Company”) entered into a Conversion Agreement (the “Conversion Agreement”) with Jerry Horne, a principal shareholder of the Company (the “Holder”), who previously loaned to the Company an aggregate sum, including interest accrued, of $297,853 pursuant to various notes (the “Notes”). The first Note was dated November 1, 2004 for $165,000 at an annual interest rate of 6.75%; the second Note was dated September 22, 2005 for $50,000 at an annual interest rate of 10%; and the third Note was dated November 28, 2005 for $50,000 at an annual interest rate of 10%. During 2006 $20,000 of accrued interest was paid. Pursuant to the Conversion Agreement, the Company and the Holder agreed that upon conversion of the Notes in full and the issuance by the Company of 14,892,650 shares of restricted common stock and warrants (the “Warrants”) to purchase 14,892,650 shares of common stock, the Company shall be forever released from all of its obligations and liabilities under the Notes and the Holder shall release its security interest thereunder. The Warrants have an exercise price of $0.04 and expire on October 19, 2012.

Item 9.01 4-1Financial Statements and Exhibits

(a)    Financial Information of Business Acquired

 Not applicable.

(b)    Proforma Financial Information

 Not applicable.

(c)	Exhibits

Exhibit Number	Description
4.1	Conversion Agreement dated as of October 19, 2007, by and between Innova Robotics and Automation, Inc. and Jerry Horne

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVA ROBOTICS & AUTOMATION, INC.

Date: October 26, 2007	/s/ Eugene V. Gartlan
Eugene V. Gartlan
Chief Executive Officer